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                                                                    EXHIBIT 99.2

(MERIDIAN RESOURCE CORPORATION LOGO)                                        NEWS


                         MERIDIAN UPDATES OPERATIONS AND
                         OUTLINES 2007 CAPITAL SPENDING

Houston, Texas -- March 12, 2007--The Meridian Resource Corporation (NYSE: TMR) today provided an update of its recent activities and reports future operational plans as part of its 2007 Capital Budget.

CAPITAL EXPENDITURE PLANS FOR 2007

Meridian's Board of Directors has approved its 2007 capital spending budget of approximately $127 million, including approximately $12 million for the purchase of a newly constructed drilling rig which will be dedicated to the development of its deep Austin Chalk play in east Texas. Based on current projections, the Company expects to fund the budget primarily with cash on hand and operating cash flow and allow the Company the flexibility to take advantage of additional prospects, acquisitions and/or joint ventures as the opportunities are presented or developed throughout the year.

Our four primary regions where the capital budget will be spent, and where we are currently active are: (1) the Gulf Coast region of south Louisiana, (2) south Texas, on and offshore, (3) east Texas, and (4) the mid-continent region of north-central Oklahoma. Subsequent to the Company's last operational update during December 2006, the Company has participated in 12 wells (results detailed below) and currently has six wells logged with apparent pay, awaiting completion, testing and pipeline construction.

Prospect                     Location              Operator        Interest       Status
--------------------------------------------------------------------------------------------------------
Leary No. 1                  East Texas            Meridian        56% WI         drilling 2nd lateral
ST 786 No. 12                South Texas           Meridian        49% WI         waiting on frac
ST 976 No. 1                 South Texas            Non-Op         23% WI         waiting on frac
Constellation No. 8-1        NC Oklahoma           Meridian        92% WI         waiting on production
Constellation No. 8-2        NC Oklahoma           Meridian        92% WI         drilling horizontal
Enterprise No. 7-1           NC Oklahoma           Meridian        92% WI         waiting on production
Proteus 17-1 (SWD)           NC Oklahoma           Meridian        92% WI         waiting on production
E.W. Brown No. 1             SW Louisiana          Meridian        92% WI         preparing to test
R.E. Odom No. 1              SW Louisiana          Meridian        92% WI         dry hole
Wilson No. 1                 South Louisiana        Non-Op         4% ORRI        completed & tested
Turtle Soup                  South Louisiana        Non-Op         40% WI         dry hole
SL 18380 No. 1               South Louisiana        Non-Op         3% ORRI        drilling

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SOUTH LOUISIANA

South Louisiana remains a core area for Meridian where the Company has built a large knowledge and information base that it believes holds value from the development of future projects that typically enjoy faster returns of capital and higher potential returns on investment.

For calendar year 2007, the Company has scheduled participation in a minimum of six to eight exploration wells and three development wells in the south Louisiana region comprising approximately 25% of its exploration and development budget. To date, the Company has drilled two wells in the south Louisiana region, the Turning Basin Odom No. 1 well (92% WI) and the Phoenix Lake E. W. Brown No. 1 well (92% WI). The E. W. Brown No. 1 well electric logs indicate approximately 32 gross feet of apparent pay in the targeted Hackberry sands. The
E. W. Brown No. 1 well tested a separate prospect closure adjacent to the Odom No. 1 well and was drilled as a sidetrack from the Odom No. 1 wellbore, saving rig mobilization, drilling and equipment costs for the drilling of the second well. The E. W. Brown No. 1 well has been completed and is being prepared for an initial production test. Historic production from wells completed in the same formation in the area and initial interpretations of the electric logs and core samples from the well indicate the potential for natural gas rich with condensate. Pending the results of the initial tests, the Company has initiated permitting for the construction of the pipeline and production facilities for the well. It is anticipated that the well will be placed into production during late second or early third quarter of this year. The Company owns approximately 92% working interest in the well and is the Operator.

In addition, Meridian will test its nitrogen injection program in the Company's Weeks Island field located near New Iberia, Louisiana. The field was part of the original asset package acquired from Shell Oil Company during August 1998 and has been a prolific producer of oil and natural gas for Meridian since its purchase. The process is intended to recover attic oil reserves adjacent to the dome that are updip to perforations in the well bores which would otherwise require additional wells to recover the same reserves. If successful, the nitrogen injection will develop the additional reserves at significantly less cost and less risk than drilling new wells adjacent to the salt dome. This program is expected to begin during late second quarter or third quarter 2007. The Company owns approximately 92-96% working interest and is the operator.

DEEP ARCHTOP

Upon completing the development potential of all sands in the Deep Archtop prospect, the Company began its marketing effort in mid-January 2007. Once completed, it began to prepare the project engineering design for drilling and estimated costs. The project is designed to test a Jurassic Cotton Valley four-way closure in the Biloxi Marshlands area of St. Bernard Parish Louisiana. This 30,000 foot prospect has over 14,400 acres of closure, imaged by 3-D seismic and offers reserve potential of up to 5 trillion cubic feet of gas. The company will spend the coming year in pre-drill work, followed by 300-plus days to drill the well. The projected spud date for the well is early second quarter 2008 and will cost an estimated $60 million to drill. The shallow marshlands water location provides the potential for significant savings in drilling the test well and post development infrastructure. Similarly sized offshore projects typically cost much more and require longer periods of time to construct the necessary pipelines and production facilities. Meridian owns production facilities and pipelines in the immediate area. Meridian intends to retain and pay it share of approximately 20% working interest to the casing point in this well.

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SOUTH TEXAS

As a part of the asset purchase from Oxy/Vintage during 2006, the Company acquired approximately 3,200 gross acres in the Nueces Bay area immediately north of Corpus Christi, Texas. Since that time the Company has participated in three successful outside operated wells, the Countiss-McCracken GU No.1 well, currently being re-completed and awaiting stimulation; the BP America well which was placed on production as reported during December 2006; and the ST 976 No.1 well. The ST 976 No. 1 well was drilled to a depth of approximately 13,800 feet measured depth ("MD") to test the deep Frio sands. The results of the electric logs on the ST 976 No. 1 well showed apparent gas pay in five Frio sand intervals for a total of approximately 60 feet of net pay in the formation, which will require fracture stimulation. The Company owns approximately 23% working interest in these three wells.

Meridian's first operated venture in the area since closing the acquisition was its Indian Point ST 786 No. 12 well which was drilled to a depth of approximately 15,150 feet MD (12,600 feet TVD) to test the deep Frio sands. The results of the electric logs reflected apparent gas pay in six Frio sand intervals for a total of approximately 140 feet of net pay in the formation, which will require fracture stimulation. Accordingly, the Company has elected to move straight to preparing the well for fracture stimulation in the deep Anderson (Frio) sand package. Should the fracture stimulation prove to be successful, the Company has one additional well scheduled for 2007 and an additional three to four prospective locations offset to the well. The Company owns approximately 49% working interest in this well and is the operator.

For 2007, the Company plans to spend approximately 4% of its exploration and development budget in this area.

OFFSHORE LOUISIANA/TEXAS

As an extension of Meridian's onshore exploration efforts in the south Louisiana and southeast Texas Gulf Coast region, the Company will drill three projects in the shallow waters of the Gulf of Mexico. The initial wells scheduled to be drilled during 2007 comprise approximately 17% of the Company's exploration and development budget. Depending on the success of initial wells in each area, the Company has sufficient acreage for development.

The first well is scheduled to be spud during the second quarter and is located on leases acquired at the lease sale during 2006, specifically the West Cameron Block 332. The well is designed to be drilled to a depth of approximately 13,800 feet MD to test sands in the Plio-Pleistocene. Meridian owns 20% working interest before casing point and 38% working interest after casing point and will be the operator.

The two additional prospects are being readied for drilling during the third and fourth quarters of 2007.

EAST TEXAS AREA

The East Texas area has become one of Meridian's major impact plays added to its portfolio during 2006 and was the first step-out by the Company in its development of extension plays beyond its south Louisiana focus area. The Company has scheduled approximately 7 wells for this field during 2007 which comprise approximately 37% of its exploration and development budget for the year. This Company is devoting a significant effort to the development of this play for its near and long term potential as well as its daily producing rates and reserves.

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The play was originally designed to test 3-D seismic based prospects similar to the Woodbine production in the AA Wells Field. After drilling the initial four wells during the first and second quarters of 2006, it appeared that each contained the same or similar Austin Chalk section that was present in the nearby producing field 9-12 miles to the east. Further evaluation of the Austin Chalk was initiated with the drilling of two laterals in the BSM No. 1 well once rig equipment was available starting in May 2006 and resulted in the successful test of the Austin Chalk section on the Company's then approximate 7,000-acre lease position. The well was placed on production during October 2006 at approximately 28 Mmcfe/d. The well is currently producing at a level rate of approximately 3.8 Mmcfe/d. Estimates of reserves are consistent with what is described as the better wells in the area.

                                        During December 2006, Meridian initiated
                                        the drilling of dual laterals on the
                                        second of the first four vertical wells,
                                        the Katherine Leary No. 1 well, and has
                                        drilled the first or northern lateral
                                        approximately 5,000 feet from the
                                        vertical wellbore, set the slotted liner
              [PHOTO]                   and is currently drilling the second or
                                        southern lateral. Based on flares from
                                        what is believed to be the first
                                        lateral, the Leary No. 1 well appears to
                                        have potential gas and oil/condensate
                                        production similar to the BSM No. 1 well
                                        (photos of the flare can be seen on the
                                        Company's website at www.tmrc.com). Once
                                        the second lateral is completed, both
  Recent flare from Leary No. 1 well    laterals will be tested into sales.


As part of the further development of the field, the Company began an aggressive leasing program in the area to improve its acreage position. Meridian and its partners currently have under lease or control approximately 30,000 acres and continues to aggressively pursue leasing additional acreage positions in the area.

Current estimates and acreage projections suggest that the development of the area will initially require approximately 30 to 40 additional wells. Meridian is the operator of the field and anticipates that it will own working interest ranging between 35% and 84% in the units in the area, depending on partner participation and lease interests within each unit.

RIG PURCHASE AND EAST TEXAS DEVELOPMENT

In an effort to ensure that the Company's development schedule is maintained, the Company recently signed an agreement for the construction and purchase of one newly built land based drilling rig in conjunction with an engineering design and fabrication/rig contractor, Orion Drilling Company LP. This contractor will ultimately operate, crew and maintain the rig. Delivery of the rig is currently expected in the third quarter of 2007 when the rig will be mobilized to the Company's East Texas Austin Chalk play. Depending on the success of the operations in the play, the Company has plans for a two-rig, multi-well drilling program to exploit the Company's acreage under lease for an anticipated three to five year period. The first additional rig is scheduled to arrive in the area within approximately two or three weeks. A second additional rig will be added during April or May 2007 after the completion of the Leary No. 1 well and that rig is released.

OKLAHOMA HUNTON/MISSISSIPPIAN PLAY

The Oklahoma Hunton/Mississippian play is another in the Company's list of primary focus areas for growth. The Company has scheduled up to 13 wells in this play during 2007 which is



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located in Garfield County, Oklahoma, and has dedicated approximately 14% of its exploration and development budget for 2007 to this play. To date, the Company has completed the drilling of its first salt water disposal well and the first two gas wells in the Hunton section. Currently the Company is drilling its first Mississippian well in the play, which will be a horizontal well and is currently at approximately 7,600 feet MD. The Enterprise No. 7-1 and the Constellation 8-1 wells are awaiting completion of drilling operation of the Constellation 8-2 Mississippian well that is currently drilling from the same pad as the first three wells. The Enterprise 7-1 well reached its total depth of 8,000 feet MD, and is scheduled to be perforated and tested in the Hunton formation.
Previously, the Constellation 8-1 well also reached total depth and is scheduled for testing in the near term.

Initially, it is anticipated that the Hunton wells will produce primarily water with small amounts of natural gas and gradually increase to commercial quantities of natural gas with less water over a period of months. The Company, which will operate the field, owns approximately 19,000 acres in the area and has targeted potential reserves for this play of approximately 30 to 40 Bcfe, gross unrisked. Meridian will own approximately 80-92% working interest.

UNCONVENTIONAL RESOURCE PLAYS

In the Delaware Basin, the Company and its joint venture partner are currently evaluating recently acquired 2D data and older re-processed 2D data from the area. Targeted formations are the Barnett and Woodford Shale sections which range between 5,500 and 8,500 feet. Meridian's 50% joint venture partner will operate substantially all of the drilling and production for the project. The group owns approximately 85,000 acres in the area and anticipates that it will drill a minimum of two wells during 2007. This will represent approximately 3% of the Company's 2007 exploration and development budget.

In the New Albany Shale Play in the Illinois Basin, the Company continues to acquire leases and currently owns an approximate 30,000-acre lease position. The primary target formation is the New Albany Shale at a depth generally between 2,000 and 5,000 feet with an expected average thickness of 300 feet. Drilling plans for the initial wells in the area are being evaluated. The Company's working interest in the play is 92% with Meridian as operator.

In the Palo Duro Basin Play, the Company owns approximately 35,000 gross acres in Floyd and Motley Counties, Texas. The primary target formation is the Pennsylvanian Shale between 8,000 and 10,000 feet with an estimated average shale thickness of 1,000 feet. Several operators in the basin are in various stages of testing optimal drilling and completion techniques for wells in the area. An operator has recently reported drilling and completing a successful well that is immediately adjacent a portion of the Company's acreage. The Company is currently evaluating the development of the basin and its plans for the play. Meridian currently owns between 75% and 92% of the working interest and is the operator.

PRODUCTION DATA

Average daily production for the Company for the fourth quarter 2006 was approximately 58 Mmcfe/d. Average daily production for the months of January and February 2007 was approximately 64 and 61 Mmcfe/d for each month, respectively. Additionally, the Company has not entered into any hedging contracts since it last reported doing so in the fourth quarter of last year. A schedule of the Company's hedge position is located on it website www.tmrc.com.


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RE-CAP OF DATA

Below is a re-capitulation of the operations affecting production discussed in this press release:

    o Capital Expenditure Program for 2007 -- $127 million approved by Board of Directors

    o E.W. Brown No. 1 well (Phoenix Lake) -- logged 32 ft gas pay, preparing to test

    o    R.E. Odom No. 1 well (Turning Basin) -- dry hole

    o    Weeks Island -- developing nitrogen injection program

    o    Archtop, continued marketing of 5 Tcf prospect

    o ST 976 No. 1 well (East White Point) -- logged 60 ft gas pay, preparing to frac

    o ST 786 No. 12 well (Indian Point) -- logged 140 ft gas pay, preparing to frac

    o    West Cameron Block 332 -- slated to spud in late second quarter

    o Leary No. 1 well -- first Austin Chalk horizontal lateral completed, second under way

    o    BSM No. 2 well -- waiting on rig

    o    BSM No. 1 -- currently producing at 3.8 Mmcfe/d

    o Contract for single new land based rig signed, expected in 3Q, headed for Chalk play

    o    Enterprise No. 7-1 well -- reached TD, logged, waiting on completion

    o    Constellation No. 8-1 well -- reached TD, logged, waiting on completion

    o Constellation No. 8-2 well -- drilling at 7,600 feet MD, drilling horizontal

    o    Delaware Basin -- 85,000 acres, analyzing seismic, to be drilled in
         2007

    o    New Albany Shale -- 30,000 acres, securing more acreage

    o    Palo Duro -- 35,000 acres, developing drilling plan

    o Average daily production for Q4 at 58 Mmcfe/d, first two months '07 average of 62.5 Mmcfe/d


The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential project and wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

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SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2005.
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                                                   FOR MORE INFORMATION CONTACT:
                             Lance L. Weaver at (281) 597-7125, lweaver@tmrx.com
                         The Meridian Resource Corporation Website: www.tmrc.com

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